SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 23, 1999

                              WhatsOnline.com, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


 Nevada                               0-30456                  98-0170247
 ------                               -------                  ----------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)

15 Wertheim Court, Suite 311, Richmond Hill, Ontario             L4B 3H7
----------------------------------------------------             -------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (905) 709-8240


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.


ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     The Company has sold securities in reliance on an exemption from registration under Regulation D Rule 505 of the 1933 Securities Act. The offering consists of Units of investment of 1,500,000 shares of Common Stock with a par value of $.00001 along with 3,000,000 share purchase warrants entitling the holder to purchase 3,000,000 shares of Common Stock at $1.00 per share until November 23rd, 2004. The offering price is $1.00USD per Unit. All 1,500,000 Units have been sold to 4 accredited investors. We have attached a copy of the Private Placement Memorandum as Exhibit A.

ITEM 6.  Resignations of Registrant's Director's

     Effective December 16th, 1999, Ms. Jasbinder Chohan resigned as a Director and Secretary/Treasurer of the Company. Replacing Ms. Chohan in the capacity of Director and Secretary/Treasurer is Mr. Gursh Kundan. Mr. Kundan originally joined WhatsOnline.com on April 28, 1999 as Vice President of Corporate Development.

     From 1996 to 1998, Mr. Kundan was a senior vice president of Virtual Office Technologies, Inc. where he was responsible for developing the technology for, and managing a service bureau operation which administered financial service assets for financial planning firms. Between 1991 and 1993, Mr. Kundan was self employed as an information technology consultant. Between 1993 and 1994, he worked for Financial Concept Group Inc. as a marketing analyst. Between 1994 and 1995, he worked for North American Trust Inc. as manager of operations . Between 1995 and 1996, he worked for Laurentian Bank as a senior manager of dealer services. Mr. Kundan obtained a Bachelor of Business Administration Degree from Simon Fraser University in Business Administration.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           WhatsOnline.com, Inc.


                                                             /s/ Harmel S. Rayat
                                                             -------------------
                                              Harmel S. Rayat, Director/Chairman

                                                          Date: January 5, 2000